UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2014 (June 3, 2014)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE	001-33139 001-07541	20-3530539 13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

999 Vanderbilt Beach Road 3rd Floor
Naples, Florida 34108
999 Vanderbilt Beach Road 3rd Floor
Naples, Florida 34108
(Address of principal executive offices, including zip code)

(239) 552-5800
(239) 552-5800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)

On May 13, 2014, each of Hertz Global Holdings, Inc. and The Hertz Corporation (collectively referred to herein as “Hertz” or the “Company”) delayed the filing of its Form 10-Q for the period ended March 31, 2014 (the “First Quarter 10-Q”). During the preparation of the First Quarter 10-Q, errors were identified relating to Hertz’s conclusions regarding the capitalization and timing of depreciation for certain non-fleet assets, allowances for doubtful accounts in Brazil, as well as other items.  Hertz continued its review and recently identified additional errors related to allowances for uncollectible amounts with respect to renter obligations for damaged vehicles and restoration obligations at the end of facility leases.

The Audit Committee of the Board of Directors has consulted with management and analyzed the adjustments. The Audit Committee has concluded that the financial statements for 2011 should no longer be relied upon, and Hertz must restate them.  Hertz also needs to correct the 2012 and 2013 financial statements to reflect these errors.  However, because of the above mentioned errors, the Audit Committee has directed the Company to conduct a thorough review of the financial records for fiscal years 2011, 2012 and 2013, and this review may require Hertz to make further adjustments to the 2012 and 2013 financial statements.  If these further adjustments to the 2012 and 2013 financial statements are determined to be material adjustments individually or in the aggregate, Hertz will need to also restate and withdraw reliance on those financial statements. Hertz will make a decision on 2012 and 2013 financial statements after the work described in Item 7.01 below is completed.

The financial statements for 2011 were most recently included in the Form 10-K for the year ended December 31, 2013 (the “10-K”).  As soon as practicable, Hertz expects to amend the 10-K to correct the errors identified and related disclosures.  Hertz will file the First Quarter Form 10-Q, and issue the first quarter earnings release, at the same time it files the 10-K amendment.  Consequently, the Company will not hold the conference call scheduled for June 9, 2014.

The chairman of the Audit Committee of the Board of Directors has discussed this matter with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Hertz.

In light of the above,  management, in consultation with the Audit Committee, has determined that at least one material weakness existed in Hertz’s internal control over financial reporting and that disclosure controls and procedures were ineffective at December 31, 2013.  Hertz intends to amend its Management’s Report on Internal Control Over Financial Reporting and Disclosure Controls and Procedures and expects to receive an adverse opinion on the internal control over financial reporting as of December 31, 2013 from PricewaterhouseCoopers LLP.

Hertz is in the process of implementing new procedures and controls, and strengthening the accounting and finance departments through the addition of new personnel.  Leading this process is Thomas (Tom) C. Kennedy, who was appointed Senior Executive Vice President and Chief Financial Officer of the Company, effective December 9, 2013.  He is being assisted by the Company’s new Chief Accounting Officer (CAO), Robin Kramer, who was hired in mid-May, and its new Vice President of SOX/Compliance, Randy Walford, who was hired in late April.  Ms. Kramer comes to the Company with over 25 years of experience in both public accounting and as CAO for another Fortune 500 company.  Mr. Walford comes to Hertz with over 13 years of experience in public accounting.  The Company also recently expanded its accounting and finance departments with additional key new personnel to further strengthen the technical and managerial expertise in these departments.

ITEM 7.01 REGULATION FD DISCLOSURE

The financial information set forth in this Item 7.01 is preliminary and is subject to revision based on further review by the Company, which revisions may be significant.

The accounting and finance teams are working to complete their work as quickly as possible. To complete the process, a thorough review of the Company’s internal financial records is being conducted for fiscal years 2011, 2012 and 2013, and their impact, if any, on 2014.  It will take time to complete this process, and previously reported information is likely to change, although the actual size of any adjustments has yet to be determined and some adjustments may offset others.

The accounting matters facing the Company are important, and the Company is putting all of the necessary resources and efforts toward getting them resolved.  The Company remains focused on continuing to run its business, which remains sound.

Preliminary First Quarter Commentary

For the first quarter ended March 31, 2014, the Company’s results are likely to be below consensus, reflecting costs associated with the accounting review, other unusual items, and certain anticipated operating results, although the Company will not be certain until the review referred to in Item 4.02 above is completed.

Other preliminary operating highlights for the first quarter include:

U.S. Car Rental Highlights

Highlights for the 2014 first quarter for U.S. RAC include:

•                  U.S. rental car revenue increased approximately 4.5% over the same period last year;

•                  U.S. rental car fleet realigned to demand;

•                  More stable residual values that, while down year-over-year, were better than expected;

•                  A higher mix of retail sales, where 23% of the total cars sold went through higher return retail or rent-to-buy channels compared with 10% for the same period last year;

•                  Volume improvement as the Company grows off-airport share, opens Firefly locations and leverages existing travel partnerships with Dollar Thrifty; and

•                  Stable revenue per day despite the temporary supply/demand imbalance, the loss of the Easter holiday, and a strategic change in the business mix.

U.S. rental car total revenue per day was down 1.6% compared with last year due to excess fleet creating a supply/demand imbalance, the loss of the Easter holiday, and a strategic change in the business mix with the introduction of the Firefly discount brand on airport and significant, rapid growth in insurance replacement business.  Adjusted for volume mix, total revenue per day (RPD) was flat.  The primary Hertz Classic brand on airport was up approximately 1% in the quarter, supported in part by positive commercial pricing.

Looking ahead for U.S. rental car, the actions taken to right size the fleet in the first quarter coupled with deliveries of new, lower-cost program cars in the second quarter, are expected to drive sequential improvement in fleet costs in the first half of 2014.

On the top line in April, U.S. rental car generated positive pricing for its airport brands in the U.S. due to the tighter supply, favorable holiday shift and the anniversary of the U.S. Government sequester.  For the second quarter, overall pricing will be impacted by mix as volume growth in the off-airport business continues to track at a double-digit rate, airport volumes enter the softer shoulder period ahead of the third-quarter peak, and the discount Firefly brand captures incremental business.  The volume mix impact can vary in any given quarter based on seasonality and general volume fluctuations.

International Car Rental Highlights

International rental car revenue increased approximately 1.7% over the same period last year.  Europe’s top line improved as the Company opened 12 new off airport locations, generated incremental Firefly revenue, launched its Dream Car collection in five countries and had a significant increase in ancillary sales.

Strong cost management resulted in an improvement in fleet efficiency and a significant increase in employee productivity, partially offset by an unusually high insurance claim in Europe that went beyond the normal reserve level.

Looking ahead for International rental car, the Company expects to continue to make progress in the second quarter as the European and Asia Pacific macro environment improves.  Volumes should be positive as new Thrifty and Firefly locations ramp-up, and Hertz Classic benefits from the economic recovery.  Fleet costs continue to get better due to favorable refinancing actions, stronger market residuals and the Company’s shift to alternative car sales channels.  Finally, international franchising is an ongoing initiative that’s getting traction.  Dollar, Thrifty and Firefly brands are in demand by both existing and prospective franchisees, so the Company anticipates greater penetration across the continent.

Worldwide Equipment Rental Highlights

Worldwide equipment rental segment revenue increased approximately 2.4% over the same period last year.

North America equipment rental volume was up 7.4% driven by higher year-over-year construction activity and more moderate year-over-year growth in industrial activity.

The year-over-year equipment rental revenue comparison was impacted by clean up activity following Hurricane Sandy in the prior year when customers were renting industrial-size generators and earth moving equipment.  Industrial rental revenue increased 3.4% year-over-year compared to a 15.7% increase in the comparable first quarter 2013 when North America equipment rental’s national accounts were investing more heavily in facility maintenance and upgrades.

North America equipment rental recorded a 1.5% increase in pricing year-over-year reflecting improvements in local markets and national account pricing.

Dollar utilization in North America was 34.8%, and time utilization was 61.8%, both influenced by the equipment mix comparison related to Hurricane Sandy last year, industrial activity, as well as the fourth quarter 2013 decision to pre-buy less-expensive fleet ahead of the new Tier 4 emission standards.

All Other Operations Highlights

The Company has grouped information about Donlen fleet leasing and management services together with other business activities, such as its third party claim management services, under “all other operations.”  All other operations revenue increased approximately 7.3% over the same period last year.

The Company’s Donlen leasing operation’s revenue growth outperformed market competitors.  Results are benefitting from strong lease revenue, new account wins and expense controls.

Equipment Rental Business Separation

Our equipment rental business’ (“HERC”) transition into a new, publicly traded company is advancing.  While it is possible that the efforts to resolve the various accounting issues could impact the timing of the actual separation, plans to separate the equipment rental business remain on track.  Additional resources have been deployed so this work can be done in parallel with the resolution of the accounting matter.  The Company announced on June 2, 2014, Brian P. MacDonald, formerly Chairman, President and Chief Executive Officer of Sunoco, Inc., has been appointed Chief Executive Officer of HERC.  Mr. MacDonald brings a proven record and extensive experience in strategic planning, financial and operational management, and business development across geographies.  HERC has also implemented a separation hiring plan, including the recruitment of other senior leaders.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K. Some important factors that could affect the Company’s actual results include, among others, the thorough review of the Company’s internal financial records that is being conducted, additional time that may be required to complete the review, the ability of the Company to remediate any material weakness in its internal control over financial reporting and those that may be disclosed from time to time in subsequent reports filed with the SEC and those described under “Risk Factors” set forth in Item 1A of the annual reports on Forms 10-K for the year ended December 31, 2013 of the Company.  You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Registrant)

	By:	/s/ THOMAS C. KENNEDY
	Name:	Thomas C. Kennedy
	Title:	Senior Executive Vice President and Chief Financial Officer
Date: June 6, 2014